Exhibit 99.1

Westfield Financial, Inc. Reports Results for the Quarter and Year Ended December 31, 2010 and Declares Dividend

WESTFIELD, Mass.--(BUSINESS WIRE)--January 26, 2011--Westfield Financial, Inc. (the “Company”) (NasdaqGS:WFD), the holding company for Westfield Bank (the “Bank”), reported net income of $1.3 million, or $0.05 per diluted share, for the quarter ended December 31, 2010, compared to net income of $1.9 million, or $0.06 per diluted share, for the same period in 2009. For the year ended December 31, 2010, net income was $3.0 million, or $0.11 per diluted share, compared to $5.5 million, or $0.18 per diluted share, for the same period in 2009.

Net interest and dividend income decreased $1.5 million to $6.9 million for the three months ended December 31, 2010, compared to $8.4 million for the same period in 2009. The net interest margin, on a tax-equivalent basis, was 2.40% for the three months ended December 31, 2010, compared to 2.99% for the same period in 2009. For the year ended December 31, 2010, net interest and dividend income decreased $3.1 million to $29.4 million, compared to $32.5 million for the same period in 2009. The net interest margin, on a tax-equivalent basis, was 2.64% and 3.04% for the years ended December 31, 2010 and 2009, respectively. The margin decreased because the yield on interest-earning assets decreased more than the cost of interest-bearing liabilities. The decrease in interest rates during 2010 caused an increase in prepayments on loans and investments and the funds were reinvested in a lower rate environment, thus reducing yields. As rates increased late in the fourth quarter, management observed a positive trend in net interest income, particularly in December.

The provision for loan losses decreased $1.2 million to $375,000 for the three months ended December 31, 2010, compared to $1.5 million for the same period in 2009. The provision for loan losses increased $5.0 million to $8.9 million for the year ended December 31, 2010, compared to $3.9 million for the same period in 2009. The increase in the provision for loan losses for the year ended December 31, 2010 was primarily due to the reserve for and subsequent charge-off of $7.2 million related to one commercial real estate loan.

For the year ended December 31, 2010, noninterest expense decreased $291,000 to $24.8 million, compared to $25.0 million for the same period in 2009. The decrease in noninterest expense for the year ended December 31, 2010 was primarily the result of a decrease in FDIC insurance expense and a decrease in salaries and benefits. These were partially offset by expenses related to other real estate owned (“OREO”). FDIC insurance expense decreased $383,000 to $751,000 for the year ended December 31, 2010 from $1.1 million for the same period in 2009 due to the accrual for a special assessment of $453,000 during the 2009 period. Salaries and benefits decreased $306,000 to $14.7 million for the year ended December 31, 2010 from $15.0 million for the same period in 2009. This was primarily due to decreases in stock-related compensation and annual bonus expense in 2010. Expenses related to OREO were $374,000 for the year ended December 31, 2010 compared to $47,000 in 2009. OREO expenses were related to write-downs and maintenance of foreclosed properties.

Noninterest income was $982,000 and $1.1 million for the three months ended December 31, 2010 and 2009, respectively. For the year ended December 31, 2010, noninterest income increased $4.2 million to $7.4 million, compared to $3.2 million for the same period in 2009. The increase was primarily the result of an increase in net gains on the sale of securities of $4.5 million for the year ended December 31, 2010.

Balance Sheet Growth

Total assets were $1.2 billion at December 31, 2010, which represents an increase of $48.1 million from December 31, 2009. In August 2010, the Company transferred all of its held-to-maturity investments to the available-for-sale category. Management determined that it no longer had the positive intent to hold its investments in securities classified as held-to-maturity for an indefinite period of time because of its desire to have more flexibility in managing the investment portfolio. The securities transferred had a total amortized cost of $287.1 million, fair value of $299.7 million and a net unrealized gain of $12.6 million which was recorded as other comprehensive income at the time of transfer. Securities increased $31.9 million to $656.4 million at December 31, 2010 from $624.5 million at December 31, 2009. The increase in securities was the result of reinvesting funds from deposits, short-term borrowings and long-term debt as discussed below.

Net loans increased by $33.2 million to $502.3 million at December 31, 2010 from $469.1 million at December 31, 2009. Residential real estate loans increased $49.7 million to $148.8 million at December 31, 2010 from $99.1 million at December 31, 2009. Commercial real estate loans decreased $7.5 million to $221.6 million at December 31, 2010 from $229.1 at December 31, 2009. Commercial and industrial loans decreased $9.7 million to $135.3 million at December 31, 2010 from $145.0 million at December 31, 2009.

Total deposits increased $52.3 million to $700.3 million at December 31, 2010 from $648.0 million at December 31, 2009. Sales emphasis on relationship-based products resulted in increases in all product categories. Savings and money market accounts increased $22.7 million to $177.5 million, checking accounts increased $18.2 million to $168.7 million, and time deposits increased $11.3 million to $354.0 million.

Short-term borrowings and long-term debt increased $12.8 million to $301.1 million at December 31, 2010 from $288.3 million at December 31, 2009. This was primarily due to an increase of $16.8 million in Federal Home Loan Bank borrowings. Current interest rates permit Westfield Financial to earn a more advantageous spread by borrowing funds and reinvesting in loans and securities.

Shareholders’ equity at December 31, 2010 and December 31, 2009 was $221.2 million and $247.3 million, respectively, which represented 17.8% of total assets as of December 31, 2010 and 20.8% of total assets as of December 31, 2009. The decrease in shareholders’ equity reflects the repurchase of 1,988,634 shares for $16.1 million related to the stock repurchase plan, dividends amounting to $14.3 million and a decrease in other comprehensive income of $3.2 million. This was partially offset by an increase of $4.6 million related to the recognition of share-based compensation and the exercise of stock options and net income of $3.0 million.

On May 25, 2010, the Board of Directors authorized the commencement of a second stock repurchase program, authorizing the repurchase up to 2,924,367 shares, or ten percent of its outstanding shares of common stock. There were 1,371,851 shares purchased under the second repurchase program as of December 31, 2010.

Credit Quality

The allowance for loan losses was $6.9 million at December 31, 2010 and $7.6 million at December 31, 2009. This represents 1.36% and 1.60% of total loans at December 31, 2010 and December 31, 2009, respectively, and 216% and 140% of nonperforming loans at December 31, 2010 and December 31, 2009, respectively.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	December 31,	September 30,	December 31,
	2010	2010	2009
	(In thousands)
Balance, beginning of period	$ 8,168	$ 7,827	$ 7,857
Provision	375	3,928	1,540
Charge-offs	(1,636)	(3,604)	(1,761)
Recoveries	27	17	9
Balance, end of period	$ 6,934	$ 8,168	$ 7,645

Nonperforming loans decreased $2.3 million to $3.2 million at December 31, 2010, compared to $5.5 million at December 31, 2009, representing 0.63% and 1.15% of total loans at December 31, 2010 and 2009, respectively. At December 31, 2010, nonperforming loans were primarily made up of three commercial relationships totaling $2.4 million.

Loans delinquent 30 – 89 days increased $14.8 million to $16.8 million at December 31, 2010 from $2.0 million at December 31, 2009. This was primarily due to a single commercial real estate relationship of $15.0 million in the hotel and lodging industry. Management has recently assessed the value of the property and found it is sufficient to cover the loan and no specific loss allocation has been recorded for this relationship. Management will continue to closely monitor this relationship. There are no loans 90 or more days past due and still accruing interest.

Dividend Declaration

James C. Hagan, Chief Executive Officer stated, “On January 25, 2011, the Board of Directors declared a regular cash dividend of $0.06 per share payable on February 23, 2011 to all shareholders of record on February 9, 2011.”

About Westfield Financial, Inc.

Westfield Financial, Inc. is the holding company for Westfield Bank, which is headquartered in Westfield, Massachusetts and operates through 11 banking offices in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts. The Bank’s deposits are insured by the Federal Deposit Insurance Corporation.

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Westfield Financial Corporation. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. These forward- looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the risks set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in subsequent filings with the Securities and Exchange Commission. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

INTEREST AND DIVIDEND INCOME:
Loans	$6,200	$6,305	$24,732	$25,725
Securities	4,843	6,849	21,407	26,794
Federal funds sold, interest-bearing deposits and other short-term investments	3	1	8	11
Total interest and dividend income	11,046	13,155	46,147	52,530

INTEREST EXPENSE:
Deposits	2,359	2,908	9,850	12,694
Long-term debt	1,593	1,733	6,538	6,984
Short-term borrowings	176	72	377	344
Total interest expense	4,128	4,713	16,765	20,022

Net interest and dividend income	6,918	8,442	29,382	32,508

PROVISION FOR LOAN LOSSES	375	1,540	8,923	3,900

Net interest and dividend income after provision for loan losses	6,543	6,902	20,459	28,608

NONINTEREST INCOME:
Total other-than-temporary impairment losses on securities	(490)	(411)	(590)	(1,754)
Portion of other-than-temporary impairment losses recognized in accumulated other comprehensive loss	443	319	443	1,476
Net other-than-temporary impairment losses recognized in income	(47)	(92)	(147)	(278)
Service charges and fees	500	592	1,940	2,616
Income from bank-owned life insurance	383	392	1,524	1,523
Loss on prepayment of borrowings	-	-	-	(142)
Gain (loss) on sales of securities, net	146	182	4,072	(383)
Loss on disposal of premises and equipment, net	-	-	-	(8)
Gain (loss) on sale of other real estate owned	-	-	1	(110)
Total noninterest income	982	1,074	7,390	3,218

NONINTEREST EXPENSE:
Salaries and employees benefits	3,783	3,172	14,712	15,018
Occupancy	667	635	2,620	2,583
Data processing	497	461	1,940	1,760
Professional fees	413	495	1,671	1,705
FDIC insurance	197	185	751	1,134
OREO expense	48	(2)	374	47
Other	684	629	2,741	2,853
Total noninterest expense	6,289	5,575	24,809	25,100

INCOME BEFORE INCOME TAXES	1,236	2,401	3,040	6,726

INCOME TAX (BENEFIT) PROVISION	(103)	462	34	1,267
NET INCOME	$1,339	$1,939	$3,006	$5,459

Basic earnings per share	$0.05	$0.07	$0.11	$0.19

Weighted average shares outstanding	26,807,171	28,660,094	27,595,014	29,308,996

Diluted earnings per share	$0.05	$0.06	$0.11	$0.18

Weighted average diluted shares outstanding	26,935,101	28,927,318	27,793,409	29,577,622

Other Data:

Return on average assets (1)	0.42%	0.63%	0.25%	0.47%

Return on average equity (1)	2.31%	3.06%	1.25%	2.12%
_______________

(1) Three month results have been annualized.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Balance Sheets and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	December 31,	December 31,
	2010	2009
Cash and cash equivalents	$11,611	$28,719
Securities held to maturity, at cost	-	295,011
Securities available for sale, at fair value	644,139	319,121
Federal Home Loan Bank of Boston and other restricted stock - at cost	12,251	10,339

Loans	509,326	476,794
Allowance for loan losses	6,934	7,645
Net loans	502,392	469,149

Bank-owned life insurance	40,494	38,970
Other real estate owned	223	1,662
Other assets	28,379	28,439

TOTAL ASSETS	$1,239,489	$1,191,410

Total deposits	$700,335	$647,975
Short-term borrowings	62,937	74,499
Long-term debt	238,151	213,845
Securities pending settlement	7,791	-
Other liabilities	9,030	7,792

TOTAL LIABILITIES	1,018,244	944,111

TOTAL SHAREHOLDERS' EQUITY	221,245	247,299

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,239,489	$1,191,410

Book value per share	$7.85	$8.29

Other Data:

30- 89 day delinquent loans	$16,785	$2,002

Nonperforming loans	3,204	5,470

Nonperforming loans as a percentage of total loans	0.63%	1.15%

Nonperforming assets as a percentage of total assets	0.28%	0.60%

Allowance for loan losses as a percentage of nonperforming loans	216.42%	139.76%

Allowance for loan losses as a percentage of total loans	1.36%	1.60%

The following tables set forth the information relating to our average balance at, and net interest income for, the three months and year ended December 31, 2010 and 2009, and reflect the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended December 31,
	2010			2009
	Average Balance	Interest	Avg Yield/ Cost	Average Balance	Interest	Avg Yield/ Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$495,580	$6,241	5.04%	$474,042	$6,334	5.34%
Securities(2)	666,761	5,008	3.00	668,553	6,977	4.17
Short-term investments(3)	13,325	3	0.09	7,765	1	0.05
Total interest-earning assets	1,175,666	11,252	3.83	1,150,360	13,312	4.63
Total noninterest-earning assets	77,061			71,905

Total assets	$1,252,727			$1,222,265

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$84,020	242	1.15	$73,465	271	1.48
Savings accounts	97,957	152	0.62	112,445	273	0.97
Money market accounts	78,934	128	0.65	50,800	98	0.77
Time certificates of deposit	356,203	1,837	2.06	343,606	2,266	2.64
Total interest-bearing deposits	617,114	2,359		580,316	2,908
Short-term borrowings and long-term debt	306,532	1,769	2.31	282,607	1,805	2.55
Interest-bearing liabilities	923,646	4,128	1.79	862,923	4,713	2.18
Noninterest-bearing deposits	85,661			81,778
Other noninterest-bearing liabilities	13,116			25,874
Total noninterest-bearing liabilities	98,777			107,652

Total liabilities	1,022,423			970,575
Total equity	230,304			251,690
Total liabilities and equity	$1,252,727			$1,222,265
Less: Tax-equivalent adjustment(2)		(206)			(157)
Net interest and dividend income		$6,918			$8,442
Net interest rate spread(4)			2.04%			2.45%
Net interest margin(5)			2.40%			2.99%
Ratio of average interest-earning assets to average interest-bearing liabilities			127.3			133.3

	For the Years Ended December 31,
	2010			2009
	Average Balance	Interest	Avg Yield/ Cost	Average Balance	Interest	Avg Yield/ Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$482,215	$24,887	5.16%	$476,214	$25,834	5.42%
Securities(2)	647,462	22,079	3.41	597,811	27,286	4.56
Short-term investments(3)	13,948	8	0.06	15,051	11	0.07
Total interest-earning assets	1,143,625	46,974	4.11	1,089,076	53,131	4.88
Total noninterest-earning assets	78,811			72,267

Total assets	$1,222,436			$1,161,343

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$76,954	933	1.21	$68,967	1,238	1.80
Savings accounts	112,546	824	0.73	89,185	955	1.07
Money market accounts	56,082	358	0.64	53,100	467	0.88
Time certificates of deposit	347,590	7,735	2.23	337,692	10,034	2.97
Total interest-bearing deposits	593,172	9,850		548,944	12,694
Short-term borrowings and long-term debt	296,752	6,915	2.33	260,083	7,328	2.82
Interest-bearing liabilities	889,924	16,765	1.88	809,027	20,022	2.47
Noninterest-bearing deposits	83,077			80,186
Other noninterest-bearing liabilities	9,513			14,789
Total noninterest-bearing liabilities	92,590			94,975

Total liabilities	982,514			904,002
Total equity	239,922			257,341
Total liabilities and equity	$1,222,436			$1,161,343
Less: Tax-equivalent adjustment(2)		(827)			(601)
Net interest and dividend income		$29,382			$32,508
Net interest rate spread(4)			2.23%			2.41%
Net interest margin(5)			2.64%			3.04%
Ratio of average interest-earning assets to average interest-bearing liabilities			128.5			134.6

(1)	Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2)

Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.

(3)	Short-term investments include federal funds sold.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)	Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

CONTACT:
Westfield Financial, Inc.
James C. Hagan, 413-568-1911
President & CEO
or
Leo R. Sagan, Jr., 413-568-1911
CFO